Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

OXFORD PARK INCOME FUND, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(a)	20,000,000	$18.31	$366,200,000.00	0.0001381	$50,572.22

Total Offering Amounts:							$366,200,000.00		50,572.22
Total Fees Previously Paid:									50,572.22
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

The Registrant previously registered 15,412,172 shares of common stock under the Securities Act, with respect to which the Registrant paid filing fees of $45,347.85 in its prior registration statement on Form N-2 (333-268966) that initially became effective on April 3, 2023 (the "2023 Registration Statement"). Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, $45,347.85 in unused registration fees paid in connection with the 2023 Registration Statement may be used to offset the registration fees payable pursuant to this Registration Statement. The registrant has terminated the offering that included the unsold securities associated with the claimed offset under the 2023 Registration Statement.

Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, $11,600.83 in unused fees paid in connection with a previously withdrawn registration statement on Form N-2 (333-295016), which was filed with the Securities and Exchange Commission by the Registrant on April 13, 2026 and withdrawn on April 16, 2026 (the “Withdrawn Registration Statement”) may be used to offset the filing fee due. Registrant has requested that, in accordance with Rule 457(p) under the Securities Act, all fees paid to the Securities and Exchange Commission in connection with the filing of the Withdrawn Registration Statement be credited to the Registrant’s account to be used to offset the filing fee for any future registration statement filed by the Registrant entitled to apply such fees under Rule 457(p), including, but not limited to, this registration statement.